UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2011

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2011, Bay Banks of Virginia, Inc. (the “Company”), the parent company of Bank of Lancaster (the “Bank”) and Bay Trust Company, announced the appointment of Randal R. Greene as the President and Chief Executive Officer of the Company. Mr. Greene will also serve on the Company’s Board of Directors until the 2012 annual meeting of stockholders of the Company, at which time he will be nominated for election to the Board. Mr. Greene will serve on the Planning, Employee Stock Ownership Plan (“ESOP”) Trustees and ESOP Administration committees of the Company’s Board. Mr. Greene will not receive compensation from the Company as a director, pursuant to Company policy, but will be compensated in his capacity as an executive officer.

Mr. Greene was also appointed the President and Chief Executive Officer of the Bank, following Kenneth O. Bransford, Jr.’s decision to resign effective October 6, 2011. Mr. Bransford, who served the Company and the Bank for 40 years, resigned for personal reasons not related to the operations of the Company or the Bank. Mr. Bransford will remain with the Bank as Vice Chairman, and will continue to serve on the Boards of Directors of the Company, the Bank (as Vice Chairman) and Bay Trust Company.

Mr. Greene, age 52, has 27 years of experience in the financial services industry. Prior to joining the Company, Mr. Greene served as a Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee, since October 31, 2008. Mr. Greene was the President and Chief Executive Officer, a director and founder of State of Franklin Bancshares, Inc. and its bank subsidiary, State of Franklin Bank, from 1996 until they were acquired by Jefferson Bancshares, Inc. on October 31, 2008. In addition, Mr. Greene was a Senior Vice President of First American National Bank in Johnson City, Tennessee from 1986 to 1995, where he served in a variety of management, retail and lending positions.

On October 6, 2011, the Company, the Bank and Mr. Greene entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company and the Bank. The term of the Employment Agreement began on October 6, 2011 and will continue until October 6, 2014. The Employment Agreement will automatically renew for successive one-year terms after October 6, 2014, unless either party notifies the other of its intention not to renew.

Pursuant to the terms of the Employment Agreement, Mr. Greene will be paid an annual base salary of at least $230,000, which amount may be increased at the discretion of the Bank’s Board of Directors. Mr. Greene will also receive 5,000 shares of the Company’s common stock in a stock award, an incentive stock option covering 5,000 shares of the Company’s common stock and a one-time cash bonus payment of $25,000 in connection with his entering into the Employment Agreement. The option is immediately vested in full and was issued pursuant to the Company’s 2003 Incentive Stock Option Plan. Mr. Greene also will be entitled to a relocation allowance of $35,000 in total for 2011 and 2012 to reimburse his reasonable relocation expenses. The Company will provide Mr. Greene with the use of a Bank-owned car, and will pay Mr. Greene’s membership dues and monthly fees at a local country club during the term of the Employment Agreement.

Mr. Greene will be entitled to participate in the Bank’s long-term and short-term incentive plans. Pursuant to the Employment Agreement, his incentive compensation will be based upon goals established by Mr. Greene and the Bank’s Compensation Committee or its Board of Directors and will be subject to an annual maximum of 25% of his annual base salary. Mr. Greene will also be entitled to participate in all of the Company’s and the Bank’s employee benefit plans and programs for which he is eligible. Any incentive-based compensation or award to which Mr. Greene is entitled is subject to clawback by the Company and the Bank as required by applicable federal law.

Pursuant to the Employment Agreement, Mr. Greene will be entitled to receive certain severance payments as discussed below, in the event of a termination of his employment under certain circumstances. If the Company and the Bank terminate Mr. Greene’s employment without Cause, or Mr. Greene terminates his employment with Good Reason (as such terms are defined in the Employment Agreement), in a non-change of control context, the Company will be obligated to pay Mr. Greene the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of the Employment Agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of six months. Under such circumstances, Mr. Greene will also be entitled to any bonus or short-term incentive compensation earned but not yet paid, and, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the continuance of his current benefits under group health and dental plans, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

If within one year of a change of control of the Company, Mr. Greene’s employment is terminated (i) by the Company and the Bank without Cause, or (ii) by Mr. Greene for Good Reason, he will be entitled to a lump sum cash payment equal to the excess, if any, of 2.99 times Mr. Greene’s annualized includable compensation for the base period (as such phrase is defined in Section 280G of the Internal Revenue Code of 1986, as amended) over the total amount due Mr. Greene under other termination provisions of the Employment Agreement.

Mr. Greene will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 24 months following the termination of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the Company’s press release announcing the actions described above is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated October 6, 2011 among Bay Banks of Virginia, Inc., Bank of Lancaster and Randal R. Greene.

99.1	Press Release dated October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Robert F. Hurliman
Robert F. Hurliman
Chairman of the Board

October 11, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated October 6, 2011 among Bay Banks of Virginia, Inc., Bank of Lancaster and Randal R. Greene.

99.1	Press Release dated October 6, 2011.